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                AMENDMENT NO. ONE TO FIRST AMENDED AND RESTATED
                            BUSINESS LOAN AGREEMENT



         This Amendment No. One (the "Amendment") dated as of September 25, 1996, is between Bank of America National Trust and Savings Association (the "Bank") and Reliance Steel & Aluminum Co. (the "Borrower").


                                    RECITALS

         A. The Bank and the Borrower entered into a certain First Amended and Restated Business Loan Agreement dated as of June 26, 1996, (the "Agreement").

         B.      The Bank and the Borrower desire to amend the Agreement.


                                   AGREEMENT

         1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

         2.      Amendments.  The Agreement is hereby amended as follows:

                 2.1 Subparagraph 1.1(a) is amended and restated in its entirety to read as follows:

                          "(a) During the availability period described below, the Bank will provide a line of credit ('Facility No. 1') to the Borrower. The amount of the line of credit (the 'Facility No. 1 Commitment') is One Hundred Forty Million Dollars ($140,000,000) from and including the date this Agreement to and including the earlier of December 31, 1996, or the Private Placement Date, and One Hundred Million Dollars ($100,000,000) thereafter. For purposes of this Agreement, 'Private Placement Date' means the date on which the Private Placement (defined below) is funded."

                 2.2 Paragraph 8.6 is amended and restated in their entirety to read as follows:

                          "8.6 Positive Liquidity Formula. To maintain at all times total liquidity in an amount greater than Zero Dollars ($0), calculated as follows:





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                                  (a)  The sum of (i) eighty percent (80%) of
                          the Borrower's account receivable that have not been outstanding more than 90 days from their due dates,
                          (ii) sixty percent (60%) of the sum of Borrower's inventory plus LIFO reserves, and (iii) thirty-five percent (35%) of the Borrower's net fixed assets;

                 minus

                               (b)  The Borrower's total interest bearing debt."

                 2.3 In Paragraph 8.7, the following is added as subparagraph (f):

                          "(f) Additional indebtedness incurred under the Private Placement. For purposes of this Agreement, 'Private Placement' means the private placement of one or more debt instruments evidencing obligation(s) that (1) are unsecured, (2) are not less than a total of Fifty Million Dollars ($50,000,000), (3) do not exceed a total of One Hundred Million Dollars ($100,000,000), (4) provide for payments of interest only during the first three years, and (5) are otherwise subject to terms and conditions mutually acceptable to the Borrower and the Bank."

                 2.4 In subparagraph 8.19(c), the words "(excluding the acquisition of CCC Steel, Inc.)" are amended to read "(excluding the acquisitions of CCC Steel, Inc. and Sisken Steel & Co.)."

         3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

         4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.





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          This Amendment is executed as of the date stated at the beginning of this Amendment.




                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION


                                       By: /s/Donald G. Farris
                                          ----------------------------
                                               Donald G. Farris
                                               Title:  Vice President


                                       RELIANCE STEEL & ALUMINUM CO.


                                       By: /s/David H. Hannah
                                          ----------------------------

                                       Title: President
                                             -------------------------


                                       By: /s/Steven S. Weis
                                          ----------------------------

                                       Title: Chief Financial Officer
                                             -------------------------






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